Exhibit 99.2

                Written Statement of the Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350

         Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Senior Vice President and Chief Financial Officer of Winn-Dixie Stores, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended June 26, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/      Richard P. McCook
   ------------------------
         Richard P. McCook
         August 7, 2002